UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cleveland-Cliffs Inc published a news release as follows:

Cleveland-Cliffs Announces Acquisition of PinnOak Resources,
Major Metallurgical Coal Producer

Cleveland, OH—June 14, 2007—Cleveland-Cliffs Inc ("Cliffs") (NYSE: CLF) today announced that it has agreed to acquire PinnOak Resources, LLC, and its subsidiary operating companies, for $450 million in cash plus approximately $150 million in debt. PinnOak is a privately owned domestic producer of high-quality, low-volatile metallurgical coal. Payment of 25 percent of the cash portion will be deferred until December 31, 2009. The transaction is expected to close within 60 days and is subject to regulatory clearances.

"This acquisition represents an attractive expansion opportunity for our Company. When combined with our Australian coking and thermal coal operation, the Sonoma Project, the Company will control a 10 million ton position, with the majority being for export," commented Joseph A. Carrabba, Cleveland-Cliffs chairman, president and chief executive officer. "It marks yet another step in the execution of our strategy to deepen Cliffs’ exposure to faster growing international markets and further diversify its mineral sales."

The transaction is expected to increase Cliffs’ 2008 revenues by approximately $400 million and add approximately $100 million in EBITDA. Due to customer transition issues, full-year 2007 revenues are expected to be approximately $300 million. The transaction will have minimal earnings impact to Cliffs in 2007 as it covers acquisition and integration costs.

PinnOak’s operations include two complexes comprising three underground mines—the Pinnacle and Green Ridge mines in southern West Virginia, and the Oak Grove mine near Birmingham, Alabama. Combined, the mines have the capacity to produce in excess of seven million tons of premium-quality metallurgical coal annually.

The Pinnacle complex, located in Pineville, West Virginia, comprises the Pinnacle and Green Ridge properties. In operation since 1969, Pinnacle produces a high-quality, low-volatile metallurgical coal and boasts the only longwall plow system in the United States. The Green Ridge mine, opened in 2004, also produces a premium-quality product. Coal from both mines is processed by the Pinnacle Preparation Plant and then shipped to the customer via the Norfolk Southern rail line and exports from the port of Norfolk, Virginia.

Located in Adger, Alabama, the Oak Grove mine has been in operation since 1975 producing high-quality, low-volatile, very low-sulfur product, which is in high demand due to its excellent coking characteristics. Processing from this mine is done at the Concord Preparation Plant and product is transported domestically by rail, barge or truck. International shipments initiate from the port of Mobile, Alabama.

Approximately 80 percent of PinnOak’s total 2007 production is slated for the international steel market, with the balance committed to integrated steelmakers in the United States. The company produced approximately 3.9 million tons of coal in 2006 and has current estimated reserves of 140 million tons.

"We are excited to welcome the PinnOak team to the Cliffs organization as they provide a depth of experience and an additional growth platform consistent with the Company’s strategic objectives," Carrabba added.

To be added to Cleveland-Cliffs’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. Cleveland-Cliffs Inc operates a total of six iron ore mines located in Michigan, Minnesota and Eastern Canada. The Company owns 80 percent of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. It also has a 30 percent interest in the Amapá Project, a Brazilian iron ore project, and a 45 percent economic interest in the Sonoma Project, an Australian coking and thermal coal project.

News releases and other information on the Company are available on the Internet at:
http://www.cleveland-cliffs.com

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the transactions contemplated in connection with the acquisition of PinnOak will be consummated.

Actual results may differ materially from such statements for a variety of reasons, including: market forces that negatively impact the domestic and international low-volatile metallurgical coal markets; changes in global demand for low-volatile metallurgical coal by integrated steel producers due to changes in steel utilization rates; operational factors; availability of capital equipment and component parts; availability of float capacity and other transportation issues; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in coal grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.
SOURCE: Cleveland-Cliffs Inc

CONTACT: Media: 1-216-694-4870
Financial Community: 1-800-214-0739, or 1-216-694-5459

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

June 15, 2007	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary